UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2014

Licont, Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-177359	72-1621890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

316 California Avenue, Suite 890, Reno, Nevada	89509
(Address of principal executive offices)	(Zip Code)

800-330-8314

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2014, the Company entered into a Promissory Note with Nick Canillas wherein the Company loaned $40,000 to Canillas. The Note is due on December 31, 2014. Further terms and conditions of the Note are disclosed in Exhibit 99.2, attached hereto. On October 23, the Note was amended to reflect 1,400,000 shares purchased with the proceeds instead of 1,500,000. See Exhibit 99.4.

Item 5.01	Changes in Control of Registrant.

On October 17, 2014, a Stock Purchase Agreement dated September 30, 2014 was closed under which Trevor Robertson sold 1,400,000 shares of the Company to Nick Canillas for $55,000. $40,000 of the purchase price was paid proceeds Canillas received from a Promissory Note issued to the Company. The Stock Purchase Agreement contained the customary warranties and terms and is attached hereto as exhibit 99.1. This purchase resulted in a change in control of the Company as the shares sold represent 52.6% of the outstanding shares of the Company. On October 23, the Stock Purchase Agreement was amended to reflect 1,400,000 shares purchased instead of 1,500,000. See Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit
Number	Description
99.1	Stock Purchase Agreement
99.2	Stock Purchase Agreement Amendment No. 1
99.3	Promissory Note
99.4	Promissory Note Amendment No. 1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

LICONT, CORP.

DATED: October 27, 2014	By:	/s/ Trevor Robertson
Trevor Robertson
President, Chief Executive Officer, and Chief Financial Officer